Exhibit 99.1

Identiv Reports First Quarter 2025 Financial Results

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Collaborating with InPlay to Co-Develop Smart BLE Labels for IoT Logistics Applications

Santa Ana, Calif. — May 7, 2025 — Identiv, Inc. (NASDAQ: INVE), a global leader in RFID- and BLE-enabled Internet of Things (IoT) solutions, today released its financial results for the first quarter ended March 31, 2025.

“In the first quarter of 2025, we began executing our Perform-Accelerate-Transform (“P-A-T”) strategic framework as a pure-play IoT solutions provider, supported by a strengthened commercial organization,” said Kirsten Newquist, CEO of Identiv. “Our specialized RFID and BLE tags, inlays, and labels are an important component enabling the digital transformation and addressing key industry challenges. Even as we navigate through today’s challenging macro environment, Identiv’s value proposition remains strong and consistent. By reinforcing our core strengths while expanding our reach through new strategic partnerships and innovative product development, we believe we are well-positioned to drive long-term growth.”

Financial Results for Fiscal First Quarter 2025

Revenue for the first quarter of 2025 was $5.3 million, compared to $6.7 million in the first quarter of 2024. The year-over-year decrease was as expected and due primarily to the exit of low margin business. First quarter 2025 GAAP gross margin was 2.5% and non-GAAP gross margin was 10.8%, compared to first quarter 2024 GAAP gross margin of 7.3% and non-GAAP gross margin of 13.4%. The year-over-year decrease was primarily driven by the incremental costs related to the transition of production to Thailand and the dual manufacturing sites required during the transition.

GAAP operating expenses, including research and development, selling and marketing, general and administrative, and restructuring and severance, were $5.6 million in the first quarter of 2025, compared to $5.5 million in the first quarter of 2024. Non-GAAP operating expenses were $4.5 million in the first quarter of 2025, compared to $4.1 million in the first quarter of 2024. The increase reflects management’s targeted investments to support the Company’s organic growth initiatives as outlined in the P-A-T strategic framework.

First quarter 2025 GAAP net loss from continuing operations was ($4.8) million, or ($0.21) per basic and diluted share, compared to GAAP net loss from continuing operations of ($5.4) million, or ($0.24) per basic and diluted share, in the first quarter of 2024. This was primarily due to strategic review-related costs associated with the asset sale of $0.9 million incurred in the first quarter of 2024 that did not recur in the first quarter of 2025.

Non-GAAP adjusted EBITDA loss in the first quarter of 2025 was ($3.9) million, compared to ($3.2) million in the first quarter of 2024.

Financial Outlook

Identiv provides guidance based on current market conditions and expectations, including macroeconomic conditions and customer demand. For the second quarter of fiscal 2025, management currently expects net revenue to be in the range of $4.9 million to $5.3 million.

Conference Call

Identiv management will hold a conference call today, May 7, 2025, at 5:00 p.m. EDT (2:00 p.m. PDT) to discuss the company’s first quarter 2025 financial results. A question-and-answer session will follow management’s presentation.

Toll-Free: +1 888-506-0062

International Number: +1 973-528-0011

Call ID: 500348

Webcast link: Register and Join

The teleconference replay will be available through May 21, 2025, by dialing +1 877-481-4010 (Toll-Free Replay Number) or +1 919-882-2331 (International Replay Number) and entering passcode 52333.

If you have any difficulty connecting with the teleconference, please contact Identiv Investor Relations at IR@identiv.com.

About Identiv

Identiv’s RFID- and BLE-enabled IoT solutions create digital identities for physical objects, enhancing global connectivity for businesses, people, and the planet. Its solutions, integrated into over 1.5 billion applications worldwide, drive innovation across healthcare, consumer electronics, luxury goods, smart packaging, and more. For additional information, visit identiv.com.

Non-GAAP Financial Measures

This press release includes financial information that has not been prepared in accordance with accounting principles generally accepted in the United States (GAAP), including non-GAAP adjusted EBITDA, non-GAAP gross profit, non-GAAP gross margin and non-GAAP operating expenses. Identiv uses non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating ongoing operational performance. Identiv believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends. Non-GAAP gross margin excludes stock-based compensation and amortization and depreciation. Non-GAAP adjusted EBITDA excludes items that are included in GAAP net income (loss), GAAP operating expenses, and GAAP gross margin, and excludes income tax provision (benefit), net, interest income (expense), net, foreign currency gains (losses), stock-based compensation, amortization and depreciation, restructuring and severance, and strategic transaction-related costs. Non-GAAP operating expenses exclude stock-based compensation, amortization and depreciation, strategic transaction-related costs, and restructuring and severance. The exclusions are detailed in the reconciliation table included in this press release. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures as detailed in this press release.

Note Regarding Forward-Looking Information

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those involving future events and future results that are based on current expectations as well as the current beliefs and assumptions of management of Identiv and can be identified by words such as “anticipate,” “believe,” “continue,” “plan,” “will,” “intend,” “expect,” “outlook,” and similar references to the future. Any statement that is not a historical fact is a forward-looking statement, including statements regarding: Identiv’s expectations regarding future operating and financial outlook and performance, including 2025 second quarter guidance and outlook; Identiv’s strategy, opportunities, focus and goals; and Identiv’s beliefs that by reinforcing its core strengths and expanding its reach through new strategic partnerships and innovative product development, it will be well-positioned to drive long-term growth. Forward-looking statements are only predictions and are subject to a number of risks and uncertainties, many of which are outside Identiv’s control, which could cause actual results to differ materially and adversely from those expressed in any forward-looking statements. Factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: Identiv’s ability to continue the momentum in its business; Identiv’s ability to successfully execute its business strategy, including, but not limited to, organic and inorganic growth, strategic partnerships and product development; Identiv’s ability to capitalize on trends in its business; Identiv’s ability to satisfy customer demand and expectations; the level and timing of customer orders and changes/cancellations; the loss of customers, suppliers or partners; the success of Identiv’s products and strategic partnerships; industry trends and seasonality; the impact of macroeconomic conditions and customer demand, inflation and increases in prices; and the other factors discussed in its periodic reports, including its Annual Report on Form 10-K for the year ended December 31, 2024, and subsequent reports filed with the Securities and Exchange Commission. All forward-looking statements are based on information available to Identiv on the date hereof, and Identiv assumes no obligation to update such statements.

Investor Relations Contact:

IR@identiv.com

Media Contact:

press@identiv.com

Identiv, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended
	March 31, 2025	December 31, 2024	March 31, 2024
Net revenue	$5,269	$6,697	$6,658
Cost of revenue	5,137	7,692	6,175

Gross profit (loss)	132	(995)	483

Operating expenses:
Research and development	787	922	897
Selling and marketing	1,407	1,073	1,169
General and administrative	3,146	3,095	3,480
Restructuring and severance	260	540	—

Total operating expenses	5,600	5,630	5,546

Loss from continuing operations	(5,468)	(6,625)	(5,063)
Non-operating income (expense):
Interest income (expense), net	1,212	1,344	(87)
Foreign currency gains (losses), net	(530)	733	(226)

Loss from continuing operations before income tax (provision) benefit	(4,786)	(4,548)	(5,376)
Income tax (provision) benefit	(3)	271	(6)

Net loss from continuing operations	(4,789)	(4,277)	(5,382)
Income from discontinued operations, net of tax:
Income from Physical Security Business, net of tax	—	—	824
Gain on sale of Physical Security Business, net of tax	—	1,795	—

Total income from discontinued operations, net of tax	—	1,795	824

Net loss	(4,789)	(2,482)	(4,558)
Cumulative dividends on Series B convertible preferred stock	(205)	(201)	(248)

Net loss available to common stockholders	$(4,994)	$(2,683)	$(4,806)

Net income (loss) per common share:
Basic and diluted - continuing operations	$(0.21)	$(0.19)	$(0.24)
Basic and diluted - discontinued operations	$—	$0.08	$0.04
Basic and diluted - net loss	$(0.21)	$(0.11)	$(0.21)
Weighted average common shares outstanding:
Basic and diluted	23,599	23,833	23,368

Identiv, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	March 31, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$132,382	$135,646
Restricted cash	300	300
Accounts receivable, net of allowances	3,622	4,214
Inventories	7,760	7,475
Prepaid expenses and other current assets	4,793	5,210

Total current assets	148,857	152,845
Property and equipment, net	7,589	7,694
Operating lease right-of-use assets	1,599	2,000
Other assets	690	686

Total assets	$158,735	$163,225

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,701	$2,746
Operating lease liabilities	861	852
Accrued compensation and related benefits	695	862
Accrued income taxes payable	1,146	1,173
Other accrued expenses and liabilities	1,847	2,327

Total current liabilities	7,250	7,960
Long-term operating lease liabilities	957	1,167
Other long-term liabilities	29	29

Total liabilities	8,236	9,156
Total stockholders’ equity	150,499	154,069

Total liabilities and stockholders’ equity	$158,735	$163,225

Identiv, Inc.

Reconciliation of GAAP to Non-GAAP Financial Information - Continuing Operations

(in thousands)

(unaudited)

	Three Months Ended
	March 31, 2025	December 31, 2024	March 31, 2024
Reconciliation of GAAP gross margin to non-GAAP gross margin
GAAP gross profit (loss)	$132	$(995)	$483

Reconciling items included in GAAP gross profit (loss):
Stock-based compensation	4	3	7
Amortization and depreciation	434	643	404

Total reconciling items included in GAAP gross profit (loss)	438	646	411

Non-GAAP gross profit (loss)	$570	$(349)	$894

Non-GAAP gross margin	11%	-5%	13%

Reconciliation of GAAP operating expenses to non-GAAP operating expenses
GAAP operating expenses	$5,600	$5,630	$5,546

Reconciling items included in GAAP operating expenses:
Stock-based compensation	(792)	(873)	(512)
Amortization and depreciation	(57)	(52)	(25)
Strategic transaction-related costs	(4)	(55)	(953)
Restructuring and severance	(260)	(540)	—

Total reconciling items included in GAAP operating expenses	(1,113)	(1,520)	(1,490)

Non-GAAP operating expenses	$4,487	$4,110	$4,056

Reconciliation of GAAP net loss from continuing operations to non-GAAP adjusted EBITDA
GAAP net loss from continuing operations	$(4,789)	$(4,277)	$(5,382)

Reconciling items included in GAAP net loss:
Income tax provision (benefit)	3	(271)	6
Interest income (expense), net	(1,212)	(1,344)	87
Foreign currency gains (losses), net	530	(733)	226
Stock-based compensation	796	876	519
Amortization and depreciation	491	695	429
Strategic transaction-related costs	4	55	953
Restructuring and severance	260	540	—

Total reconciling items included in GAAP net loss from continuing operations	872	(182)	2,220

Non-GAAP adjusted EBITDA	$(3,917)	$(4,459)	$(3,162)